                                                                               .
                                                                               .
                                                                               .

                               CAMBREX CORPORATION

                                   EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

Subsidiary                                                   Incorporated in:
-------------                                                -----------------
Cambrex North Brunswick, Inc.                                Delaware

Cambrex Charles City, Inc.                                   Iowa

Cambrex Bio Science Walkersville, Inc.                       Delaware

Cambrex Profarmaco Milano S.r.l.                             Italy

Cambrex Karlskoga AB                                         Sweden

Cambrex Bio Science Verviers Sprl                            Belgium

Cambrex Bio Science Rockland, Inc.                           Delaware

Cambrex Bio Science Copenhagen ApS                           Denmark

Cambrex Bio Science Nottingham Limited                       England

Cambrex Bio Science Baltimore, Inc.                          Delaware

Cambrex Bio Science Hopkinton, Inc.                          Delaware

Cambrex Bio Science Clermont Ferrand SAS                     France